As filed with the Securities and Exchange Commission on December 8, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	72-1123385
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

2700 Research Forest Drive, Suite 100
The Woodlands, Texas	77381
(Address of Principal Executive Offices)	(Zip Code)
Newpark Resources Inc.
2008 Employee Stock Purchase Plan
(Full title of the plan)

Mark J. Airola
Vice President, General Counsel and Chief Administrative Officer
2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381
(Name and address of agent for service)
(281) 362-6800
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

			Proposed
			maximum
		Proposed maximum	aggregate	Amount of
Title of securities	Amount to be registered	offering price	offering	registration
to be registered	(1)	per share (2)	price	fee
Common Stock, par value $0.01 per share	1,000,000	$3.84	$3,840,000	$152.00

(1)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers additional shares of common stock which become issuable under the 2008 Employee Stock Purchase Plan with respect to the securities registered hereunder by reason of a merger, consolidation, recapitalization, stock split, stock dividend, combination of shares or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices per share of the Registrant’s common stock as reported by the New York Stock Exchange on December 3, 2008.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), is not required to be filed with the United States Securities and Exchange Commission (the “SEC”) and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The SEC allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Registration Statement, except for any information superseded by information in this Registration Statement.
     We incorporate by reference the following documents filed by us with the SEC, other than any portions of the respective filings that were furnished rather than filed (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules):
(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on March 7, 2008;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, as filed with the SEC on May 2, 2008, August 1, 2008 and October 31, 2008, respectively;

(3)	Our Current Reports on Form 8-K as filed with the SEC on February 6, 2008, February 22, 2008, April 16, 2008, June 6, 2008, June 26, 2008, July 8, 2008, August 21, 2008, September 5, 2008, October 27, 2008, November 24, 2008, and December 8, 2008;

(4)	The description of our common stock contained in our Registration Statement on Form 8-A, filed on November 15, 1995, and any further amendment or report filed hereinafter for the purpose of updating such description.
     All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or other applicable SEC rules), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     The class of securities to be offered is registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     The registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and its by-laws provide for the indemnification by the registrant of each director, officer and employee of the registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     The registrant’s Certificate of Incorporation provides that a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.
     The registrant has entered into separate but identical indemnity agreements (the “Indemnity Agreements”) with each director of the registrant and certain officers of the registrant (the “Indemnitees”). Pursuant to the terms and conditions of the Indemnity Agreements, the registrant will indemnify each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the registrant or its subsidiaries, provided, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action, had no reasonable cause to believe Indemnitee’s conduct was unlawful.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits have been filed as part of this Registration Statement and are specifically incorporated by reference:

Exhibit
Number	Description

3.1	Restated Certificate of Incorporation of Newpark Resources, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K405 for the year ended December 31, 1998 filed on March 31, 1999 (SEC File No. 001-02960).

Exhibit
Number	Description

3.2	Certificate of Designation of Series A Cumulative Perpetual Preferred Stock of Newpark Resources, Inc., incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 27, 1999 (SEC File No. 001-02960).

3.3	Certificate of Designation of Series B Convertible Preferred Stock of Newpark Resources, Inc., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 7, 2000 (SEC File No. 001-02960).

3.4	Certificate of Rights and Preferences of Series C Convertible Preferred Stock of Newpark Resources, Inc., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 4, 2001 (SEC File No. 001-02960).

3.5	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 13, 2007 (SEC File No. 001- 02960).

*4.1	Newpark Resources, Inc. 2008 Employee Stock Purchase Plan.

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Filed herewith.
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on December 8, 2008.

NEWPARK RESOURCES, INC.
By:	/s/ Paul L. Howes
Paul L. Howes
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul L. Howes and Mark J. Airola, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Paul L. Howes Paul L. Howes	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2008

/s/ James E. Braun James E. Braun	Vice President and Chief Financial Officer (Principal Financial Officer)	December 8, 2008

/s/ Gregg S. Piontek Gregg S. Piontek	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	December 8, 2008

/s/ Jerry W. Box Jerry W. Box	Director	December 8, 2008

/s/ James W. McFarland James W. McFarland	Director	December 8, 2008

/s/ G. Stephen Finley G. Stephen Finley	Director	December 8, 2008

Signature	Title	Date

F. Walker Tucei, Jr.	Director	December , 2008

/s/ Gary L. Warren Gary L. Warren	Director	December 6, 2008

/s/ David C. Anderson David C. Anderson	Director	December 5, 2008

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Restated Certificate of Incorporation of Newpark Resources, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K405 for the year ended December 31, 1998 filed on March 31, 1999 (SEC File No. 001-02960).

3.2	Certificate of Designation of Series A Cumulative Perpetual Preferred Stock of Newpark Resources, Inc., incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 27, 1999 (SEC File No. 001-02960).

3.3	Certificate of Designation of Series B Convertible Preferred Stock of Newpark Resources, Inc., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 7, 2000 (SEC File No. 001-02960).

3.4	Certificate of Rights and Preferences of Series C Convertible Preferred Stock of Newpark Resources, Inc., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 4, 2001 (SEC File No. 001-02960).

3.5	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 13, 2007 (SEC File No. 001- 02960).

*4.1	Newpark Resources, Inc. 2008 Employee Stock Purchase Plan.

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Filed herewith.